CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

Caribbean Ventures, Inc.

(the “Corporation”)

February 22, 2000

I, Theo Sanidas, certify that:

1.     The original articles were filed with the Secretary of State on April 28, 1997.

2.     As of the date of this certificate, 3,000,000 shares of stock of the Corporation have   been issued,

3.     Pursuant to Board of Directors meeting, the company hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

First:

Name of Corporation.

         The name of the corporation is Internetfinancialcorp,com, Inc. (the “Corporation”).

4.     Pursuant to a shareholders’ meeting at which 2,652,000 votes representing 88.39% of the outstanding shares approved the Board change the name of the above corporation.

Signed:

Witnessed:

_________________________

_______________________________

Theo Sanidas, President

Lance Morginn, Secretary/Treasurer

STATE OF CALIFORNIA

    }

STATE OF CALIFORNIA

}

    } ss.

} ss.

COUNTY OF LOS ANGELES    }

COUNTY OF LOS ANGELES    }

On February, 23, 2000, before me, Sofia Cereceres-Castro, a Notary Public, personally appeared.  Theo Sanidas personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

_________________________

Sofia Cereceres-Castro

On February, 23, 2000, before me, Sofia Cereceres-Castro, a Notary Public personally appeared Lance Morginn, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me tat he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

_________________________

Sofia Cereceres-Castro